UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2006
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)		44143 (Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Shares Purchase Agreement
     On September 8, 2006, Preformed Line Products Company (the “Company”), upon the approval of a Special Committee of the Board of Directors and the Board of Directors, purchased 365,311 Common Shares of the Company from Barbara P. Ruhlman at a price per share of $31.48. Barbara P. Ruhlman is a member of the Company’s Board of Directors and the mother of Robert G. Ruhlman and Randall M. Ruhlman, both of whom are also members of the Board of Directors. Robert G. Ruhlman is Chairman, President and Chief Executive Officer of the Company. The purchase was consummated pursuant to a Shares Purchase Agreement between the Company and Mrs. Ruhlman, as trustee, under trust agreement dated February 16, 1985. In connection with the purchase the Company’s status as a controlled company under the NASDAQ Corporate Governance Rules was terminated by the Company’s shareholders, who had previously formed a “group” owning over 50% of the Company’s outstanding stock by entering into a controlled company agreement.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Shares Purchase Agreement
99.2 Press Release dated September 8, 2006, announcing the purchase

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preformed Line Products Company

Dated: September 11, 2006	/s/ Eric R. Graef Eric R. Graef Vice President — Finance and Treasurer